The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the notes nor do they seek an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(2)
 Registration Number 333-253057
SUBJECT TO COMPLETION, DATED MARCH 1, 2022
PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 12, 2021)
$
American Express Company $ % Notes due , 20 $ Floating Rate Notes due , 20
We are offering $             principal amount of our      % notes due            , 20  , or the fixed rate notes, and $             principal amount of our floating rate notes due            , 20  , or the floating rate notes. In this prospectus supplement, we refer to the fixed rate notes and the floating rate notes collectively as the notes.
We will pay interest on the fixed rate notes semi-annually in arrears on        and       of each year, beginning            , 2022, and the fixed rate notes will mature on            , 20  . We will pay interest on the floating rate notes at a rate per annum equal to Compounded SOFR (as defined on page S-14 of this prospectus supplement) plus  %, quarterly in arrears on                   ,                      ,                 and        of each year, beginning                         , 2022. The floating rate notes will mature on         , 20  .
We may redeem either series of notes, in whole or in part, on or after the date that is       days prior to the relevant maturity date at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to the date fixed for redemption. The notes will be our senior unsecured obligations and will rank prior to all of our present and future subordinated indebtedness and on an equal basis with all of our other present and future senior unsecured indebtedness.
We will not list the notes on any exchange.
We will only issue the notes in book-entry form registered in the name of a nominee of The Depository Trust Company (“DTC”), New York, New York. Beneficial interests in the notes will be shown on, and transfers of such interests will be made only through, records maintained by DTC and its participants, including Clearstream Banking, societe anonyme (“Clearstream”), and Euroclear Bank SA/NV, as operator of the Euroclear system (“Euroclear”). Except as described in this prospectus supplement, we will not issue notes in definitive form.
The underwriters are offering the notes for sale in those jurisdictions both inside and outside the United States where it is lawful to make such offers.
Investing in the notes involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 2 of the accompanying prospectus and on page 22 of our Annual Report on Form 10-K for the year ended December 31, 2021 incorporated herein by reference.

	Price to Public(1)		Underwriting Discounts and Commissions		Proceeds to the Company(1)(2)
Per fixed rate note		%		%		%
Total for fixed rate notes	$		$		$
Per floating rate note		%		%		%
Total for floating rate notes	$		$		$

(1)
Plus accrued interest, if any, from        , 2022 to the date of delivery.

(2)
Before offering expenses.

Delivery of the notes will be made on or about     , 2022.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Joint Book-Running Managers
Barclays Citigroup Deutsche Bank Securities Morgan Stanley
The date of this prospectus supplement is            , 2022.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes that we are offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes that we are offering. The description of the terms of the notes contained in this prospectus supplement supplements the description under “Description of Debt Securities” in the accompanying prospectus, and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
When we use the terms “American Express,” the “Company,” “we,” “us” or “our” in this prospectus supplement, we mean American Express Company and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise (including as noted in “Description of Notes” herein).
We are responsible only for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus issued or authorized by us. Neither we nor the underwriters have authorized anyone to provide you with any other information, and we and the underwriters take no responsibility for any other information that others may give you. We and the underwriters are offering to sell the notes only under the circumstances and in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the notes.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Prohibition of Sales to EEA Retail Investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this paragraph, (A) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) and (B) an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus or supplement a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of Sales to UK Retail Investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For the purposes of this paragraph, (A) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the EUWA; or (iii) not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) and (B) an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus or supplement a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.
Notice to Prospective Investors in the UK — This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at (i) persons outside the UK, or (ii) in the UK, persons (a) who are “qualified investors” (as defined in the UK Prospectus Regulation), (b) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (c) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order; or (d) other persons to whom it may lawfully be communicated (all such persons together being referred to as “relevant persons”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons only.

SUMMARY
The following summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. You should carefully read this prospectus supplement and the accompanying prospectus in its entirety, including the documents incorporated by reference in the foregoing documents, especially the risks of investing in our notes discussed under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 2 of the accompanying prospectus and on page 22 of our Annual Report on Form 10-K for the year ended December 31, 2021, and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, which are described under “Incorporation of Certain Documents by Reference” in this prospectus supplement, and any related free writing prospectus issued or authorized by us.
The Company
We are a globally integrated payments company that provides customers with access to products, insights and experiences that enrich lives and build business success. We are a leader in providing credit and charge cards to consumers, small businesses, mid-sized companies and large corporations around the world. Our principal products and services are credit and charge card products, along with travel and lifestyle related services, offered to consumers and businesses around the world.
Our range of products and services includes:
•
Credit card, charge card, banking and other payment and financing products

•
Merchant acquisition and processing, servicing and settlement, and point-of-sale marketing and information products and services for merchants

•
Network services

•
Other fee services, including fraud prevention services and the design and operation of customer loyalty programs

•
Expense management products and services

•
Travel and lifestyle services

Our various products and services are sold globally to diverse customer groups through various channels, including mobile and online applications, affiliate marketing, customer referral programs, third-party service providers and business partners, direct mail, telephone, in-house sales teams and direct response advertising.
We and our principal operating subsidiary, American Express Travel Related Services Company, Inc., are bank holding companies under the Bank Holding Company Act of 1956, as amended, subject to supervision and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).
Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

The Offering
Issuer
American Express Company.
Offered Securities
$      initial aggregate principal amount of     % notes due              , 20  .
$      initial aggregate principal of floating rate notes due              , 20  .
Maturity Dates
The 20   fixed rate notes will mature on             , 20  .
The 20   floating rate notes will mature on           , 20  .
Interest Rates and Payment
Dates
The 20   fixed rate notes will bear interest at the rate of    % per annum, payable semi-annually in arrears on         and         of each year, beginning         , 2022.
The 20   floating rate notes will bear interest at a rate per annum equal to Compounded SOFR plus    %, payable quarterly in arrears on          ,         ,       and            of each year, beginning          , 2022.
Redemption
We may redeem either series of notes, in whole or in part, on or after the date that is                  days prior to the relevant maturity date for that series at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to the date fixed for redemption.
Markets
The notes are offered for sale in those jurisdictions both inside and outside the United States where it is lawful to make such offers. See “Underwriting.” Each series of notes is a new issue of securities with no established trading market. We have been advised by the underwriters that they presently intend to make a market for the notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market for the notes and may discontinue any market-making at any time at their sole discretion.
Minimum Denomination; Form and Settlement
We will issue the notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, in the form of one or more fully registered global certificates for each series, or the global notes, which we will deposit with, or on behalf of, DTC and register in the name of DTC’s nominee, Cede & Co., for the accounts of the participants in DTC, including Clearstream and Euroclear.
Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. You may choose to hold interests in the global notes through DTC or through Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations that are participants in such systems.
Clearstream and Euroclear will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. See “Description of Notes — Book-Entry, Delivery and Form.” Initial settlement for the notes will be made in immediately available funds in U.S. dollars. Secondary market trading between DTC participants of beneficial interests in the global notes will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading of beneficial interests in the global notes between Clearstream participants and/or Eurostream participants will settle in immediately available funds.
Use of Proceeds
We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”
Trustee
The Bank of New York Mellon.
Calculation Agent
The Bank of New York Mellon.

RISK FACTORS
An investment in the notes involves risks. Before deciding whether to purchase any notes, you should carefully consider the risks described below as well as other factors and information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the consolidated financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity and the trading prices of our securities. However, the risks and uncertainties we face are not limited to those described below and those set forth in the periodic reports incorporated herein by reference. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business and the trading price of our securities, particularly in light of the escalating military conflict between Russia and Ukraine, the fast-changing nature of the COVID-19 pandemic, containment and stimulus measures, continued outbreaks and increasing rates of infection (including from COVID-19 variants), and vaccination rates and boosters, and the related impacts to economic and operating conditions.
Risks Relating to the Notes
The notes may have limited or no liquidity.
There is no existing secondary market for the notes, and there can be no assurance that a secondary market will develop. We do not intend to apply for listing of the notes on any securities exchange or for quotation through any automated dealer quotation system. Although the underwriters may make a market in the notes, they are not obligated to do so and may discontinue any such market making activities at any time without notice. Even if a trading market for any or all of the series of notes develops, the liquidity of any market for the notes will depend upon the number of holders of the relevant series of notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. Accordingly, no assurance can be given as to the liquidity of, or adequate trading markets for, any or all of the series of notes.
Changes in our credit ratings may affect the value of the notes.
Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the notes. In addition, any reduction in our credit ratings could increase the cost of our funding from, and restrict our access to, the capital markets and have a material adverse effect on our results of operations and financial condition.
Our credit ratings may not reflect all risks of an investment in the notes.
The credit ratings of any or all of the series of notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, any or all of the series of notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, any or all of the series of notes.
We may redeem either series of notes on or after the date that is             days prior to the relevant maturity date, and you may not be able to reinvest in a comparable security.
We may redeem either series of notes on or after the date that is             days prior to the relevant maturity date for that series. See “Description of Notes — Optional Redemption.” In the event we redeem the notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes.

The notes will be effectively subordinated to all of our existing and future secured debt and structurally subordinated to the existing and future debt of our subsidiaries.
The notes will not be secured by any of our assets or the assets of our subsidiaries. As a result, the indebtedness represented by the notes will effectively be subordinated to any secured indebtedness we may incur, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation or reorganization or other bankruptcy proceeding, any secured creditors would have a superior claim to the extent of their collateral. In addition, the notes will not be guaranteed by any of our subsidiaries and therefore will be structurally subordinated to the existing and future indebtedness of our subsidiaries. In the event of the dissolution, winding up, liquidation or reorganization or other bankruptcy proceeding of a subsidiary, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.
Risks Relating to the Floating Rate Notes
The floating rate notes bear additional risks.
The floating rate notes will bear interest at a floating rate, and accordingly carry significant risks not associated with conventional fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results.
The Secured Overnight Financing Rate (“SOFR”) is a relatively new reference rate and its composition and characteristics are not the same as the London Inter-Bank Offered Rate (“LIBOR”).
On June 22, 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the Federal Reserve Bank of New York identified SOFR as the rate that, in the consensus view of the ARRC, represented best practice for use in certain new U.S. dollar derivatives and other financial contracts. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the Federal Reserve Bank of New York since April 2018. The Federal Reserve Bank of New York has also begun publishing historical indicative Secured Overnight Financing Rates from 2014. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes in SOFR.
The composition and characteristics of SOFR are not the same as those of LIBOR, and SOFR is fundamentally different from LIBOR for two key reasons. First, SOFR is a secured rate, while LIBOR is an unsecured rate. Second, SOFR is an overnight rate, while LIBOR is a forward-looking rate that represents interbank funding over different maturities (e.g., three months). As a result, there can be no assurance that SOFR (including Compounded SOFR) will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. dollar LIBOR. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the floating rate notes may fluctuate more than floating rate debt securities that are linked to less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the floating rate notes.

Any failure of SOFR to gain market acceptance could adversely affect the floating rate notes.
According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank- specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the floating rate notes and the price at which investors can sell the floating rate notes in the secondary market.
In addition, if SOFR does not become widely used as a benchmark in securities that are similar or comparable to the floating rate notes, the trading price of the floating rate notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the floating rate notes may be lower than those of later-issued SOFR-based debt securities as a result. Investors in the floating rate notes may not be able to sell the floating rate notes at all or may not be able to sell the floating rate notes at prices that will provide them with a return comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
The interest rate on the floating rate notes is based on Compounded SOFR and the SOFR Index, both of which are relatively new in the marketplace.
For each Floating Rate Interest Period (as defined herein), the interest rate on the floating rate notes will be based on Compounded SOFR, which will be calculated using the SOFR Index (as defined herein) published by the Federal Reserve Bank of New York according to the specific formula described under “Description of Notes — Interest — Floating Rate Notes,” not the SOFR rate published on or in respect of a particular date during such Floating Rate Interest Period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the floating rate notes during any Floating Rate Interest Period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during a Floating Rate Interest Period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the floating rate notes on the Floating Rate Interest Payment Date for such Floating Rate Interest Period.
Very limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. In addition, the Federal Reserve Bank of New York only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for Compounded SOFR rate used in the floating rate notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of the floating rate notes.
Compounded SOFR with respect to a particular interest period with respect to the floating rate notes will only be capable of being determined near the end of the relevant Floating Rate Interest Period.
The level of Compounded SOFR applicable to a particular Floating Rate Interest Period with respect to the floating rate notes and, therefore, the amount of interest payable with respect to such Floating Rate Interest Period will be determined on the Floating Rate Interest Determination Date (as defined herein) for such Floating Rate Interest Period. Because each such date is near the end of such Floating Rate Interest Period, you will not know the amount of interest payable with respect to a particular Floating Rate Interest Period until shortly prior to the related Floating Rate Interest Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Interest Payment Date. In addition, some investors may be unwilling or unable to trade the floating rate notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the floating rate notes.
The SOFR Index may be modified or discontinued and the floating rate notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the floating rate notes.
The SOFR Index is published by the Federal Reserve Bank of New York. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the floating rate notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the floating rate notes and the liquidity and the trading prices of the floating rate notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any Floating Rate Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that Floating Rate Interest Period has been determined.
If we (or our designee, which we may designate in our sole discretion and which may be an affiliate of ours) determine that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined herein) have occurred in respect of the SOFR Index, then the interest rate on the floating rate notes during the Floating Rate Interest Period will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of Notes — Interest — Floating Rate Notes.”
If a particular Benchmark Replacement or Benchmark Replacement Adjustment (as defined herein) cannot be determined, then the next available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein) (such as the ARRC), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, us (or our designee). In addition, the terms of the floating rate notes expressly authorize us (or our designee) to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, changes to the definition of “Floating Rate Interest Period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other technical, administrative or operational matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the floating rate notes in connection with a Benchmark Transition Event, could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell such floating rate notes.
In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell the floating rate notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the floating rate notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for floating rate notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

We (or our designee) will make certain determinations with respect to the floating rate notes, which determinations may adversely affect the floating rate notes.
We (or our designee, which we may designate in our sole discretion and which may be an affiliate of ours) may make certain determinations with respect to the floating rate notes as further described under “Description of Notes — Interest — Floating Rate Notes.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we (or our designee) will make certain determinations with respect to the floating rate notes in our (or our designee’s) sole discretion as further described under “Description of Notes — Interest — Floating Rate Notes.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by our designee will be made by us. Our interests (or the interests of such designee, which may be an affiliate of ours) in making these determinations described above may be adverse to your interests as a holder of the floating rate notes. Any of these determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell the floating rate notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or nonoccurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell the floating rate notes. For further information regarding these types of determinations, see “Description of Notes — Interest — Floating Rate Notes.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
We have made various statements in this prospectus supplement and the accompanying prospectus that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference in this prospectus supplement and the accompanying prospectus, which could cause actual results to differ materially from such statements. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “estimate,” “predict,” “potential,” “continue” and similar expressions are intended to identify forward-looking statements. We caution you that any risk factors described or incorporated by reference in this prospectus supplement and the accompanying prospectus as well as the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2021 are not exclusive. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.
Information concerning important factors that could cause actual events or results to be materially different from the forward-looking statements can be found in the “Risk Factors” section of this prospectus supplement as well as in the documents that are or will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Although we believe the expectations reflected in the applicable forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements contained or incorporated by reference in this prospectus supplement, and the accompanying prospectus are made on the basis of management’s assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $        , after deducting the underwriters’ discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes.

DESCRIPTION OF NOTES
This description of the terms of the notes adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description. In this section, references to “American Express,” the “Company,” “we,” “us” or “our” refer solely to American Express Company, unless we state or the context implies otherwise.
General
The notes offered by this prospectus supplement are senior debt securities issued under our senior debt indenture dated as of August 1, 2007, as supplemented by the first supplemental indenture thereto dated as of February 12, 2021. The fixed rate notes are initially being offered in an aggregate principal amount of $        and will mature on        , 20  . The floating rate notes are initially being offered in an aggregate principal amount of $        and will mature on       , 20  . We may, without consent of the holders, increase the principal amount of the notes of any series in the future, on the same terms and conditions and with the same respective CUSIP number as the notes of the applicable series being offered hereby, as more fully described in “— Further Issues” below. The notes will be our senior unsecured obligations and will rank prior to all present and future subordinated indebtedness of the Company and on an equal basis with all other present and future senior unsecured indebtedness of the Company.
Interest
Fixed Rate Notes
We will pay interest on the fixed rate notes from       , 2022 at the rate per annum set forth on the cover page of this prospectus supplement, semi-annually in arrears on       and       of each year, beginning                  , 2022, to the persons in whose names such fixed rate notes are registered on the        or        , as the case may be, immediately preceding such interest payment date, except that interest payable at maturity will be payable to the person to whom the principal of the note is paid. Interest on the fixed rate notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. On the maturity date of the fixed rate notes, holders will be entitled to receive 100% of the principal amount of the fixed rate note plus accrued and unpaid interest, if any. On or after       , 20  , the date that is         days prior to the maturity date for the fixed rate notes, we may redeem all or a portion of the fixed rate notes for 100% of the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption. See “— Optional Redemption.” If any day on which a payment is due is not a Business Day (as defined below), then the holder of the fixed rate note shall not be entitled to payment of the amount due until the next Business Day and shall not be entitled to any additional principal, interest or other payment as a result of such delay. “Business Day” for purposes of the fixed rate notes means any day which is not a Saturday or Sunday or any other day on which banks in New York City are authorized or obligated by law or regulation to close.
Floating Rate Notes
We will pay interest on the floating rate notes from        , 2022 at a rate per annum equal to Compounded SOFR plus      %, payable quarterly in arrears on        ,        ,      and      of each year (each a “Floating Rate Interest Payment Date”), beginning        , 2022. Interest will be paid to the persons in whose names such floating rate notes are registered on the         ,          ,          or    , as the case may be, immediately preceding such interest payment date, except that interest payable at maturity will be payable to the person to whom the principal of the note is paid. Interest on the floating rate notes will be paid on the basis of a 360-day year for the actual number of days elapsed during the period. On the maturity date of the floating rate notes, holders will be entitled to receive 100% of the principal amount of the note plus accrued and unpaid interest, if any. On or after        , 20    , the date that is       days prior to the maturity date for the floating rate notes, we may redeem all or a portion of the notes for 100% of the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption. See “— Optional Redemption.”

If any day on which a payment is due (other than the maturity date or a redemption date) is not a Business Day then the applicable Floating Rate Interest Payment Date (other than the maturity date or a redemption date) will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the applicable Floating Rate Interest Payment Date (other than the maturity date or a redemption date) will be the immediately preceding Business Day. If any such Floating Rate Interest Payment Date (other than the maturity date or a redemption date) is postponed or brought forward as described above, the interest amount will be adjusted accordingly and the holder will be entitled to more or less interest, respectively. If the maturity date or a redemption date in respect of the floating rate notes is not a Business Day, the payment of principal and interest at such maturity date or redemption date will not be made until the next following Business Day and no further interest will be paid in respect of the delay in such payment. “Business Day” means any day which is not a Saturday or Sunday or any other day on which banks in New York City are authorized or obligated by law or regulation to close.
As further described herein, on each Floating Rate Determination Date relating to the applicable Floating Rate Interest Payment Date, the calculation agent will calculate the amount of accrued interest payable on the floating rate notes by multiplying (i) the outstanding principal amount of the floating rate notes by (ii) the product of (a) the interest rate for the relevant Floating Rate Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period (as defined herein) divided by 360. In no event will the interest on the floating rate notes be less than zero.
“Floating Rate Interest Period” means (i) the period from and including any Floating Rate Interest Payment Date (or, with respect to the initial Floating Rate Interest Period only, from and including the date of issuance) to, but excluding, the next succeeding Floating Rate Interest Payment Date; (ii) in the case of the last such period, from and including the Floating Rate Interest Payment Date immediately preceding the maturity date to, but excluding, such maturity date; or (iii) in the event of any redemption of any floating rate notes, from and including the Floating Rate Interest Payment Date immediately preceding the applicable redemption date to, but excluding, such redemption date.
Information about the Secured Overnight Financing Rate and the SOFR Index
SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.
The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.
The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any Floating Rate Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that Floating Rate Interest Period has been determined.
Compounded SOFR
“Compounded SOFR” with respect to any Floating Rate Interest Period will be determined by the calculation agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:
“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Floating Rate Interest Period;
“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the Floating Rate Interest Payment Date relating to such Floating Rate Interest Period (or in the final Floating Rate Interest Period, preceding the maturity date, or in the case of the redemption of any floating rate notes, preceding the applicable redemption date); and
“dc” is the number of calendar days in the relevant Observation Period.
For purposes of determining Compounded SOFR,
“Floating Rate Interest Determination Date” means the date two U.S. Government Securities Business Days preceding each Floating Rate Interest Payment Date (or in the final Floating Rate Interest Period, preceding the maturity date, or in the case of the redemption of any floating rate notes, preceding the applicable redemption date).
“Observation Period” means, in respect of each Floating Rate Interest Period, the period from and including the date two U.S. Government Securities Business Days preceding the first date in such Floating Rate Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Floating Rate Interest Payment Date for such Floating Rate Interest Period (or in the final Floating Rate Interest Period, preceding the maturity date or in the case of the redemption of any floating rate notes, preceding the applicable redemption date).
“SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1)
the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)
if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.
“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Notwithstanding anything to the contrary in the documentation relating to the floating rate notes, if we (or our designee, which we may designate in our sole discretion and which may be an affiliate of ours) determine on or prior to the relevant Reference Time (as defined herein) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded

SOFR, then the benchmark replacement provisions set forth below under “— Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the floating rate notes.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Floating Rate Interest Period on the floating rate notes will be an annual rate equal to the Benchmark Replacement plus      .
SOFR Index Unavailable Provisions
If a SOFR IndexStart or SOFR IndexEnd is not published on the relevant Floating Rate Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the relevant Floating Rate Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo- reference-rates-information, or any successor source. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.
Effect of Benchmark Transition Event
(1)   Benchmark Replacement.   If we (or our designee, which we may designate in our sole discretion and which may be an affiliate of ours) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all determinations on all subsequent dates.
(2)   Benchmark Replacement Conforming Changes.   In connection with the implementation of a Benchmark Replacement, we (or our designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.
(3)   Decisions and Determinations.   Any determination, decision or election that may be made by us (or our designee) pursuant to the provisions set forth under “Effects of a Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•
will be conclusive and binding absent manifest error;

•
if made by us, will be made in our sole discretion;

•
if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

•
notwithstanding anything to the contrary in the Indenture or the floating rate notes, shall become effective without consent from the holders of the floating rate notes or any other party.

Certain Defined Terms
As used herein:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we (or our designee) determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR or SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us (or our designee) as of the Benchmark Replacement Date:
(1)
the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)
the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)
the sum of: (a) the alternate rate of interest that has been selected by us (or our designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us (or our designee) as of the Benchmark Replacement Date:
(1)
the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by us (or our designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of Floating Rate Interest Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other technical, administrative or operational matters) that we (or our designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we (or our designee) decide that adoption of any portion of such market practice is not administratively feasible or if we (or our designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we (or our designee) determine is reasonably practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):
(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us (or our designee) in accordance with the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Calculation Agent
We have appointed The Bank of New York Mellon to act as the calculation agent for the floating rate notes. All calculations made by the calculation agent for the purposes of calculating interest on floating rate notes shall be conclusive and binding on the holders of the floating rate notes, the trustee and us, absent manifest error. For the avoidance of doubt, in no event shall the entity acting as the calculation agent or the trustee be required to act as our designee for the purposes of determining if any Benchmark Transition Event has occurred, selecting any Benchmark Replacement or determining any Benchmark Replacement Adjustment unless such entity agrees to such appointment in writing.
Optional Redemption
The notes are not subject to repayment at the option of the holders at any time prior to maturity.
We may redeem either series of notes under the circumstances described below.

Redemption on or After the Date that is    Days Prior to the Relevant Maturity Date
We may, at our option, redeem either series of notes, in whole or in part, on or after the date that is     days prior to the relevant maturity date for such series, on at least 5 days’ and no more than 60 days’ prior written notice, at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption.
Book-Entry, Delivery and Form
We will issue the notes in the form of one or more fully registered global notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will deposit the notes with, or on behalf of, DTC and will register the notes in the name of Cede & Co., DTC’s nominee.
Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on your behalf as direct and indirect participants in DTC, or DTC participants. You may elect to hold interests in the global notes either through DTC (inside the United States) or through Clearstream or Euroclear (outside of the United States) if they are participants in such systems, or indirectly through organizations that are participants in such systems. For information on DTC, Clearstream or Euroclear, see “Description of Debt Securities — Global Securities and Global Clearance and Settlement Procedures” beginning on page 9 of the accompanying prospectus.
Definitive Notes
We will issue notes in definitive registered form in exchange for the global notes in the following instances. If DTC notifies us that it is unwilling or unable to continue as depository for the global notes or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we do not appoint a successor depository within 90 days, we will issue notes in definitive form. We will also issue definitive notes in exchange for the global notes if an event of default with respect to the notes occurs and is continuing as described under “Description of Debt Securities — Events of Default, Notice and Waiver” in the accompanying prospectus. If we issue definitive notes, the notes may be presented for registration of transfer and exchange at the office of the trustee in New York, New York. In such circumstances, we will pay principal of, and interest on, the notes at the office of the trustee in New York, New York. We will make payments of principal on the notes only against surrender of such notes. All payments of principal and interest will be made by U.S. dollar check drawn on a bank New York, New York and mailed to the persons in whose names such notes are registered at such person’s address as provided in the register. For holders of at least $1,000,000 in aggregate principal amount of notes, we will make payment by wire transfer to a U.S. dollar account maintained by the payee with a bank in New York, New York or in Europe, provided that the trustee receives a written request from such holder to such effect designating such account no later than the       ,       ,       or       , as the case may be, immediately preceding the relevant interest payment date in respect of the floating rate notes, and the        or        , as the case may be, immediately preceding the relevant interest payment date in respect of the fixed rate notes.
Further Issues
We may from time to time, without notice to or the consent of the registered holders of the notes of a series, create and issue further notes ranking on an equal basis with the notes of such series being offered hereby in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except, in some circumstances, for the first payment of interest following the issue date of such further notes). Such further notes shall be consolidated and form a single series with the notes of such series being offered hereby and shall have the same terms as to status, redemption or otherwise as the notes of such series being offered hereby.
Notices
So long as the global notes are held on behalf of DTC or any other clearing system, notices to holders of notes represented by a beneficial interest in the global notes may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

Trustee
The Bank of New York Mellon is the trustee under our senior debt indenture dated as of August 1, 2007, as supplemented by the first supplemental indenture thereto dated as of February 12, 2021, with respect to the notes and will be the paying agent and registrar for the notes and the calculation agent for the floating rate notes. We and our affiliates have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon or its affiliates. For example, The Bank of New York Mellon provides custodial services to us and provides corporate trust services to our affiliates. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.
Within 90 days after a default, the trustee must give to the holders of the notes of the applicable series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. The trustee may resign or be removed by the holders of a majority of the notes of one or more series (each voting as a class) in certain circumstances, and a successor trustee may be appointed by us to act with respect to the notes.
Unclaimed Funds
All funds deposited with the trustee or any paying agent for the payment of principal or interest in respect of the notes of a series that remain unclaimed for two years after the maturity date of such series will be returned to the Company upon its request. Thereafter, any right of any noteholder to such funds shall be enforceable only against the Company.
Governing Law
The notes will be and the senior debt indenture dated as of August 1, 2007, as supplemented by the first supplemental indenture thereto dated as of February 12, 2021, is governed by and construed in accordance with the laws of the State of New York. Actions relating to the notes and indenture may be brought in the state or federal courts in New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of certain U.S. federal income tax considerations that may be relevant to a holder of a note. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of notes that will hold notes as capital assets and acquired notes upon original issuance at their original issue price. This summary does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or persons that have a “functional currency” other than the U.S. dollar.
This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws, the alternative minimum tax or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.
As used herein, a “U.S. holder” is a beneficial owner of a note that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. federal income taxation on a net income basis in respect of the note. A “Non-U.S. holder” is a beneficial owner of a note that is an individual, corporation, foreign estate, or foreign trust that is not a U.S. holder.
U.S. Holders
Payments of Interest.   Payments of stated interest will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In general, however, if the notes are issued with OID at or above a de minimis threshold, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
Sale, Exchange and Retirement of notes.   Upon the sale, exchange or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the U.S. holder’s tax basis in such note. A U.S. holder’s tax basis in a note will generally equal the cost of the note to such holder. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to limitations.
Non-U.S. Holders
Payments of Interest.   Subject to the discussions below under “— FATCA” and “— Information Reporting and Backup Withholding,” payments of interest on the notes to a Non-U.S. holder generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption provided that (i) the Non-U.S. holder properly certifies as to its foreign status by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent; (ii) the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and (iii) the Non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.

Sale, Exchange and Retirement of notes.   Subject to the discussion below under “Information Reporting and Backup Withholding,” a Non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or retirement of notes.
FATCA.   Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of notes will generally be subject to 30% U.S. withholding tax on interest payments on the notes if the holder is not FATCA compliant, or holds its notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. If any taxes are required to be deducted or withheld from any payments in respect of the notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the notes as a result of the deduction or withholding of such tax.
Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the notes.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments on the notes made to, and the proceeds of dispositions of notes effected by, certain U.S. holders. In addition, certain U.S. holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING
Under the terms and subject to the conditions contained in a terms agreement dated       , 2022, which incorporates by reference the provisions contained in the document entitled “American Express Company — Debt Securities — Underwriting Agreement Basic Provisions” filed with the SEC on February 12, 2021, we have agreed to sell to the underwriters named below, for whom Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC are acting as representatives, the following principal amounts of the notes:
Underwriters	Principal Amount of Fixed Rate Notes	Principal Amount of Floating Rate Notes
Barclays Capital Inc.	$	$
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Morgan Stanley & Co. LLC
Total	$	$
The terms agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes of each series are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes of a series if any notes of that series are taken. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters initially propose to offer the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at a price that represents a concession not in excess of     % of the principal amount of the fixed rate notes and    % of the principal amount of the floating rate notes. The underwriters may allow, and such dealers may reallow, concessions not in excess of    % of the principal amount of the fixed rate notes and     % of the principal amount of the floating rate notes. After the initial offering of the notes, the public offering prices and other selling terms may from time to time be varied by the representatives.
Each series of notes is a new issue of securities with no established trading market. We have been advised by the underwriters that they presently intend to make a market for the notes of each series, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market for the notes of any series and may discontinue any market making at any time at their sole discretion. Accordingly, we can provide no assurance as to the liquidity of, or trading markets for, any series of notes.
In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the underwriters may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the underwriters repurchase previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities, may end any of them at any time and must bring them to an end after a limited period.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
In the ordinary course of their respective businesses, the underwriters and their affiliates may have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us and our affiliates for which they have in the past received, and may in the future receive, customary fees. Affiliates of certain of the underwriters are lenders under existing credit agreements with certain of our subsidiaries.
We expect to deliver the notes against payment therefor on      , 2022, which will be the     business day following the date of this prospectus supplement and of the pricing of the notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes are initially expected to settle in        business days (T +   ), to specify alternative settlement arrangements to prevent a failed settlement.
The aggregate proceeds to us are set forth on the cover page hereof before deducting our expenses in connection with the offering of the notes. We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $      .
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect thereof.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area (“EEA”), no notes, which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus have been offered, sold or otherwise made available or will be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)
a customer within the meaning of the Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notice to Prospective Investors in the UK
No notes, which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus have been offered, sold or otherwise made available or will be offered, sold or otherwise made available to any retail investor in the UK. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)
not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Each underwriter has represented and agreed that:
(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.
This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at (i) persons outside the UK, or (ii) in the UK, persons (a) who are “qualified investors” (as defined in the UK Prospectus Regulation), (b) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (c) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order; or (d) other persons to whom it may lawfully be communicated (all such persons together being referred to as “relevant persons”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons only.
Notice to Prospective Investors in Hong Kong
The notes may not and will not be offered or sold in Hong Kong by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the notes may be or will be issued or may be or will be in the possession of any person for the purpose of the issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO or any rules made thereunder.
Notice to Prospective Investors in Japan
No securities registration statement has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) in relation to the notes. The notes are being offered in a private placement to “qualified institutional investors” (tekikaku- kikantoshika) (“QIIs”), as provided under Article 23-13, Paragraph 1 of the FIEA. Any QII acquiring the notes in this offer may not transfer or resell those notes except to other QIIs. Accordingly, the notes and any interest therein may not be and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of any resident of Japan (which term as used herein means any person or entity resident in Japan, including any corporation or other entity organized under the laws of Japan ) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of any resident of Japan, except for the private placement above pursuant to an exemption from the registration requirements of the FIEA and in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Korea
The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (as modified and amended from time to time, the “SFA”). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA; (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed and purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

By accepting this prospectus supplement, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law. SFA Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all persons (including all relevant persons as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires registration with or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink. The information contained on the SEC’s website is expressly not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC, which means we can disclose important information to you by referring you to those documents (other than information that is deemed “furnished” to the SEC). The information we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus.
Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the notes by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement or the accompanying prospectus. This means you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus, or in any documents previously incorporated by reference herein or therein, have been modified or superseded. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents filed with the SEC (except for information in these documents or filings that is deemed “furnished” and not “filed” in accordance with the SEC rules, including pursuant to Item 2.02 or 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference herein or in the accompanying prospectus):
•
Annual Report on Form 10-K for the year ended December 31, 2021.

•
All documents subsequently filed by American Express Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the notes.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:
American Express Company
200 Vesey Street
New York, New York 10285
Attention: Secretary
(212) 640-2000

LEGAL MATTERS
The validity of the notes will be passed upon for us by David S. Carroll, Esq., Senior Counsel of American Express Company. The underwriters are being represented by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. From time to time, Cleary Gottlieb Steen & Hamilton LLP, New York, New York provides legal services to American Express Company and its affiliates.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
American Express Company Debt Securities Preferred Shares Depositary Shares Common Shares Warrants Units Guarantees

American Express Company may offer from time to time in one or more series:
•
unsecured debt securities,

•
preferred shares, par value $1.66 2∕3 per share,

•
depositary shares,

•
common shares, par value $0.20 per share,

•
warrants to purchase debt securities, preferred shares, depositary shares, common shares or equity securities issued by one of our affiliated or unaffiliated corporations or other entities,

•
warrants relating to other items or indices,

•
units,

•
guarantees.

We may offer any combination of these securities at prices and on terms to be determined at or prior to the time of sale, including, in the case of guarantees, for consideration that may include consents or exchanges of existing securities.
We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in an accompanying prospectus supplement.
We will provide the specific terms of any offering in an accompanying prospectus supplement. This prospectus may not be used to consummate a sale of these securities unless accompanied by a supplement to this prospectus.
Our common stock is listed on the New York Stock Exchange under the symbol “AXP.”
Investing in the securities involves risks. You should carefully consider the information under “Risk Factors” beginning on page 2 of this prospectus as well as the risk factors contained in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2021.

i

We are responsible only for the information contained in or incorporated by reference in this prospectus, in the applicable prospectus supplement, and in the other offering material, if any, provided by us or any underwriter, dealer or agent that we may from time to time retain. We and any underwriter, dealer and agent have not authorized anyone to provide you with different or additional information. We take no responsibility for any other information or representations that others may give you. This prospectus and any accompanying prospectus supplement is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus, the applicable prospectus supplement or other offering material may only be accurate on the date of the relevant document.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3, to which we refer as the registration statement, filed with the Securities and Exchange Commission, to which we refer as the SEC, under the Securities Act of 1933, as amended, to which we refer as the Securities Act, using a shelf registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus.
This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by a prospectus supplement that describes the specific terms of these securities and the specific manner in which they may be offered. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference and described under the headings “Incorporation of certain documents by reference” and “Where you can find more information” herein and in the applicable prospectus supplement before making your investment decision.
References in this prospectus to the “Company,” “American Express,” “we,” “us” and “our” are to American Express Company.
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part (including by cross-reference to our prior filings). You should read the exhibits carefully for provisions that may be important to you.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. We maintain an Investor Relations website at http://ir.americanexpress.com. Information on, or accessible through, the SEC’s website or our website is not part of this prospectus and is not incorporated by reference herein. We have included the SEC’s and our website addresses only as inactive textual references and do not intend for either reference to be an active link to either website.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus.
Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement):
•
Annual Report on Form 10-K for the year ended December 31, 2020.

•
Current Report on Form 8-K filed on January 27, 2021.

•
All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, to which we refer to as the Exchange Act, on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated.

You may request, and we will provide you with, a copy of these filings at no cost, by writing or telephoning us at the following address or number:
American Express Company
200 Vesey Street
New York, New York 10285
Attention: Corporate Secretary’s Office
(212) 640-2000

FORWARD-LOOKING STATEMENTS
We have made various statements in this prospectus that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in any prospectus supplement and the documents that are or will be incorporated by reference in this prospectus and any accompanying prospectus supplement. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference in this prospectus and any accompanying prospectus supplement, which could cause actual results to differ materially from such statements. The words “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward- looking statements. We caution you that any risk factors described in any prospectus supplement or in any document incorporated by reference herein or therein are not exclusive. There may also be other risks we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
Information concerning important factors that could cause actual events or results to be materially different from the forward- looking statements can be found in the “Risk Factors” section of the documents that are or will be incorporated by reference in this prospectus and any accompanying prospectus supplement. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements contained or incorporated by reference in this prospectus or any accompanying prospectus supplement are made on the basis of management’s assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

THE COMPANY
American Express is a globally intergrated payments company that provides our customers with access to products, insights and experiences that enrich lives and build business success. Our principal products and services are credit and charge card products, along with travel and lifestyle related services, offered to consumers and businesses around the world.
Our range of products and services includes:
•
Credit card, charge card and other payment and financing products

•
Merchant acquisition and processing, servicing and settlement, and point-of-sale marketing and information products and services for merchants

•
Network services

•
Other fee services, including fraud prevention services and the design and operation of customer loyalty programs

•
Expense management products and services

•
Travel and lifestyle services

Our various products and services are sold globally to diverse customer groups, including consumers, small businesses, mid-sized companies and large corporations. These products and services are sold through various channels, including mobile and online applications, affiliate marketing, customer referral programs, third-party vendors and business partners, direct mail, telephone, in-house sales teams, and direct response advertising. Business travel-related services are offered through our non-consolidated joint venture, American Express Global Business Travel.
We and our principal operating subsidiary, American Express Travel Related Services Company, Inc., are bank holding companies under the Bank Holding Company Act of 1956, as amended, subject to supervision and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).
Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

RISK FACTORS
Investing in the securities involves risks. Descriptions of the securities are contained below under “Description of Debt Securities,” “Description of Preferred Shares,” “Description of Depositary Shares,” “Description of Common Shares,” “Description of Securities Warrants,” “Description of Other Warrants,” “Description of Units” and “Description of Guarantees,” as well as in the accompanying prospectus supplement for each type of security we issue. Please see also the “Risk Factors” section in our most recent Annual Report on Form 10-K, and, to the extent applicable, in each of our subsequent Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus. Before making an investing decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement, including information contained in our filings with the SEC after the date of this prospectus. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Although we discuss key risks in our risk factor descriptions, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. Accordingly, the risks and uncertainties that we face are not limited to those set forth in the periodic reports incorporated herein by reference. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial condition, results of operations or liquidity and the trading prices of our securities. The risk factors incorporated by reference in this prospectus and any accompanying prospectus supplement are not necessarily presented in the order of relative importance or probability of occurrence.

USE OF PROCEEDS
Except as may be otherwise set forth in a prospectus supplement accompanying this prospectus and any accompanying prospectus supplement, we will use the net proceeds we receive from sales of these securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES
The following briefly summarizes certain of the material terms of our debt securities. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of debt securities and other provisions that may be important to you.
The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be either senior debt securities that rank on an equal basis with all of our other senior unsecured and unsubordinated debt, or subordinated debt securities that rank junior to all of our senior unsecured debt.
We will issue our senior debt securities under a senior debt indenture, dated as of August 1, 2007, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as supplemented by the first supplemental indenture thereto, dated as of February 12, 2021, between us and the trustee. We will issue our subordinated debt securities under a subordinated debt indenture, dated as of August 1, 2007, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The senior debt indenture, as supplemented, and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” When we refer to the indentures in this prospectus, we mean the indentures as they have been supplemented.
The indentures have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part (including by cross-reference to our prior filings).
The following summaries of certain provisions of the indentures are not complete and are qualified in their entirety by reference to the indentures. You should read the indentures for further information. If we make no distinction in the following summaries between the senior debt securities and the subordinated debt securities or between the indentures, such summaries refer to any debt securities and either indenture. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable definition into that statement.
Provisions Applicable to Both Senior and Subordinated Debt Securities
Issuances in Series
The indentures allow us to issue debt securities from time to time under either indenture without limitation as to amount. We may issue the debt securities in one or more series with the same or different terms. We need not issue all debt securities of the same series at the same time (provided that any further securities issued as part of a single series with any outstanding securities of any series will have a separate CUSIP number unless the further securities either (i) have no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) are issued in a qualified reopening of (or are otherwise treated as part of the same issues as) such outstanding securities for U.S. federal income tax purposes). All debt securities of the same series need not bear interest at the same rate or mature on the same date. Each indenture permits the appointment of a different trustee for each series of debt securities. If there is at any time more than one trustee under the indentures, the term “trustee” means each such trustee and will apply to each such trustee only with respect to those series of debt securities for which it is serving as trustee.
We may sell debt securities at a substantial discount below their stated principal amount that bear no interest or below market rates of interest. An accompanying prospectus supplement will describe the material federal income tax consequences and special investment considerations applicable to any such series of debt securities.
Unless otherwise specified for debt securities denominated in a currency other than U.S. dollars or as otherwise specified in an accompanying prospectus supplement, we will issue debt securities only in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount. The debt securities will be denominated in U.S. dollars and payments of principal of and premium, if any, and interest on the debt securities will be made in U.S. dollars unless we provide otherwise in an accompanying prospectus supplement. If any of the debt securities are to be denominated in a foreign currency or currency unit, or if the principal of and premium, if any, and any interest on any of the debt securities is to be payable at your option or at our option in a currency, including a currency unit, other than that in which such debt securities are denominated, we will provide additional information pertaining to such debt securities in an accompanying prospectus supplement.
An accompanying prospectus supplement relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following (to the extent not otherwise described in this prospectus):
•
the designation, aggregate principal amount and authorized denominations of the debt securities;

•
the percentage of the principal amount at which we will sell the debt securities and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes;

•
the maturity date or the method for determining the maturity date;

•
the terms for exchange, if any, of the debt securities;

•
the interest rate or rates, if any, or the method for computing such rate or rates;

•
the interest payment dates or the method for determining such dates;

•
if other than U.S. dollars, the currency or currencies in which debt securities may be denominated and purchased and the currency or currencies (including composite currencies) in which principal, premium, if any, and any interest may be payable;

•
if the currency for which debt securities may be purchased or in which principal, premium, if any, and any interest may be payable is at the election of us or the purchaser, the manner in which such an election may be made and the terms of such election;

•
if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount, the denominations in which the debt securities shall be issuable;

•
if other than cash, the type and amount of securities or other property, or the method by which such amount shall be determined, in which principal, premium, if any, and any interest may be payable at the election of us or the purchaser;

•
any mandatory or optional sinking fund, redemption or other similar terms;

•
any index or other method used to determine the amount of principal, premium, if any, and interest, if any, on the debt securities;

•
whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

•
information describing any book-entry features;

•
if a trustee other than The Bank of New York Mellon is named for the debt securities, the name and corporate trust office of such trustee;

•
any material federal income tax consequences;

•
any material provisions of the indentures that do not apply to the debt securities; and

•
any other specific terms of the debt securities.

Interest and Interest Rates
Each debt security will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for at the annual rate or at a rate determined according to an interest rate formula, stated in the debt security and in an accompanying prospectus supplement, until the principal of the debt security is paid or made available for payment. We will pay interest, if any, on each interest payment date and at maturity or upon redemption or repayment, if any. Interest payment date means the date on which payments of interest on a debt security (other than payments on maturity) are to be made. Maturity means the date on which the principal of a debt security becomes due and payable, whether at the stated maturity or by declaration of acceleration or otherwise. Stated maturity means the date specified in a debt security as the date on which principal of the debt security is due and payable.
We will pay interest to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the applicable interest payment date. Regular record date means the date on which a debt security must be held in order for the holder to receive an interest payment on the next interest payment date. However, we will pay interest at maturity or upon redemption or repayment to the person to whom we pay the principal. The first payment of interest on any debt security originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next regular record date.
The interest payment dates for fixed rate debt securities will be as indicated in an accompanying prospectus supplement, and unless we specify otherwise in an accompanying prospectus supplement, each regular record date for a fixed rate debt security will be the fifteenth day (whether or not a business day) next preceding each interest payment date. The interest payment dates for floating rate debt securities shall be as indicated in an accompanying prospectus supplement, and unless we specify otherwise in an accompanying prospectus supplement, each regular record date for a floating rate debt security will be the fifteenth day (whether or not a business day) next preceding each interest payment date.
Fixed Rate Debt Securities
Each fixed rate debt security will bear interest from its date of issue at the annual rate stated on the debt security. Interest on each fixed rate debt security will be paid on the interest payment dates specified in an accompanying prospectus supplement and on the maturity date, or, if the debt security is redeemable and is redeemed prior to maturity, the date of redemption. Unless we specify otherwise in an accompanying prospectus supplement, interest on fixed rate debt securities will be computed and paid on the basis of a 360-day year of twelve 30-day months.
Floating Rate Debt Securities
Each floating rate debt security will bear interest from its date of issue at the rate determined according to an interest rate formula that will be described in an accompanying prospectus supplement. Interest on each floating rate debt security will be paid on the interest payment dates specified in an accompanying prospectus supplement and on the maturity date, or, if the debt security is redeemable and is redeemed prior to maturity, the date of redemption.
Payment
Unless otherwise specified in an accompanying prospectus supplement, principal and premium, if any, and interest, if any, on the debt securities will be payable initially at the principal corporate trust office of the trustee. At our option, payment of interest may be made, subject to collection, by check mailed to the holders of record at the address registered with the trustee.
If the principal of or premium, if any, and interest, if any, on any series of debt securities is payable in foreign currencies or if debt securities are sold for foreign currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to such debt securities will be described in an accompanying prospectus supplement.
Modification of the Indenture
We may make modifications and amendments to the indentures with respect to one or more series of debt securities by supplemental indentures without the consent of the holders of those debt securities in the following instances:
•
to evidence the succession of another corporation to us and the assumption by such successor of our obligations under the indenture;

•
to add to or modify our covenants or events of default for the benefit of the holders of the debt securities;

•
to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•
to surrender any right or power conveyed by the indenture upon us;

•
to establish the form or terms of the debt securities of any series;

•
to cure any ambiguity, to correct or supplement any provision that may be defective or inconsistent with any other provision or make any other provisions with respect to matters or questions arising under the indentures that will not adversely affect the interests of the holders in any material respect;

•
to modify, eliminate or add to the provisions of the indentures as necessary to qualify it under any applicable federal law;

•
to name, by supplemental indenture, a trustee other than The Bank of New York Mellon for a series of debt securities;

•
to provide for the acceptance of appointment by a successor trustee;

•
to add to or modify the provisions of the indentures to provide for the denomination of debt securities in foreign currencies;

•
to supplement any provisions of the indentures as is necessary to permit or facilitate the defeasance and discharge of any debt securities as described in this prospectus;

•
to prohibit the authentication and delivery of additional series of debt securities;

•
to modify the provisions of the indenture in accordance with amendments to the Trust Indenture Act of 1939, as amended, provided that such modifications do not materially affect the interests of security holders;

•
to modify the provisions of the indentures provided that such modifications do not apply to any outstanding security; or

•
to provide for the issuance of securities in bearer form.

Any other modifications or amendments of the indentures by way of supplemental indenture require the consent of the holders of a majority in principal amount of the debt securities at the time outstanding of each series affected. However, no such modification or amendment may, without the consent of the holder of each debt security affected thereby:
•
modify the terms of payment of principal, premium or interest;

•
reduce the percentage of holders of debt securities necessary to modify or amend the indentures or waive our compliance with any restrictive covenant;

•
modify the provisions governing supplemental indentures with consent of holders or waiver of past defaults, except to increase the percentage of consents required to provide that certain other provisions cannot be varied without unanimous consent; or

•
subordinate the indebtedness evidenced by the debt securities to any of our other indebtedness.

Events of Default, Notice and Waiver
The indentures provide holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indentures.
Unless otherwise stated in an accompanying prospectus supplement, an event of default with respect to any series of debt securities will be:
•
default in the payment of the principal of, or premium, if any, on any debt security of that series when it is due and payable;

•
default in making a sinking fund payment or analogous obligation, if any, when due and payable;

•
default for 30 days in the payment of an installment of interest, if any, on any debt security of that series;

•
default for 60 days after written notice to us in the performance of any other covenant in respect of the debt securities of that series;

•
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or our property; and

•
any other event of default provided in or pursuant to an applicable resolution of our Board of Directors or the supplemental indenture under which that series of debt securities is issued.

The subordinated debt indenture also provides that an event of default with respect to any other series of debt securities outstanding under the indentures or as defined in any other indenture or instrument under which we have outstanding any indebtedness for borrowed money, as a result of which indebtedness of us of at least $50,000,000 principal amount shall have been accelerated and that acceleration shall not have been annulled within 15 days after written notice thereof (a “cross-default event of default”) will be an event of default with respect any series of subordinated debt securities.
Senior debt securities issued by us prior to February 12, 2021 (the “pre-2021 senior debt securities”) also contain a cross-default event of default. Holders of senior debt securities issued hereunder will not have the benefit of this event of default that is applicable to the pre-2021 senior debt securities.
An event of default with respect to a particular series of debt securities issued under the indentures does not necessarily constitute an event of default with respect to any other series of debt securities. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of the holders of that series.
If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of 25 percent in aggregate principal amount of the debt securities of that series may declare the principal, or in the case of discounted debt securities, such portion thereof as may be described in an accompanying prospectus supplement, of all the debt securities of that series to be due and payable immediately.
The indentures contain a provision entitling the trustee to be indemnified to its reasonable satisfaction by the holders before exercising any right or power under the indentures at the request of any of the holders. The indentures provide that the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to the debt securities of that series. The right of a holder to institute a proceeding with respect to the indentures is subject to certain conditions precedent including notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal and premium, if any, at stated maturity and interest on any overdue principal and interest or to institute suit for the enforcement thereof.
The holders of not less than a majority in principal amount of the outstanding debt securities of any series under the indentures may on behalf of the holders of all the debt securities of that series waive any past defaults, except a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of that series and a default in respect of a covenant or provision of the indentures that cannot be amended or modified without the consent of the holder of each debt security affected.
We are required by the indentures to furnish to the trustee annual statements as to the fulfillment of our obligations under the indentures.
Redemption and Repayment
Unless we specify otherwise in an accompanying prospectus supplement, the debt securities will not be redeemable prior to their stated maturity. If we so specify in an accompanying prospectus supplement, the debt security will be redeemable on or after the date or dates set forth in such supplement, either in whole or from time to time in part, at our option, at a redemption price equal to 100 percent of the principal amount to be redeemed or at such other price or prices set forth in such prospectus supplement. We will pay interest accrued on a redeemed debt security to the date of redemption, and will give notice of redemption no more than 60 and not less than 30 days (in the case of subordinated debt securities) or five (5) days (in the case of senior debt securities) prior to the date of redemption. Any notice of redemption of the senior debt securities to be redeemed at our option may state that such redemption shall be conditional, in our discretion, on one or more conditions precedent, and that the redemption date may (but shall not be required to) be delayed until such time as any or all of such conditions have been satisfied, and that such conditional notice of redemption may be rescinded by us if we determine that any or all such conditions will not be satisfied by the redemption date, and that in such event, such redemption notice shall be of no further force or effect and we shall not be required to redeem the senior debt securities on the redemption date or otherwise. The debt securities will not be subject to any sinking fund or to any provisions for repayment at your option unless we specify otherwise in an accompanying prospectus supplement.
Defeasance of the Indentures and Debt Securities
The indentures permit us to be discharged from our obligations under the indentures and with respect to a particular series of debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance.
Unless an accompanying prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of such series of debt securities, then from and after the ninety-first day following such deposit:
•
we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any such series; and

•
our obligations under the indentures with respect to the debt securities of that series will cease to be in effect, except for certain obligations to register the transfer or exchange of the debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust.

The indentures also provides that the defeasance will not be effective unless we deliver to the trustee a written opinion of our counsel to the effect that holders of the debt securities subject to defeasance will not recognize gain or loss on those debt securities for federal income tax purposes solely as a result of the defeasance and that the holders of those debt securities will be subject to federal income tax in the same amounts and at the same times as would be the case if the defeasance had not occurred.
Following the defeasance, holders of the applicable debt securities would be able to look only to the trust fund for payment of principal and premium, if any, and interest, if any, on their debt securities.
Governing Law
The laws of the State of New York will govern the indentures and the debt securities.
Concerning the Trustee
The Bank of New York Mellon, the trustee under the indentures, provides corporate trust services to us. In addition, affiliates of the trustee provide investment banking, bank and corporate trust services and extend credit to us and many of our subsidiaries. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.
Global Securities and Global Clearance and Settlement Procedures
We may issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in an accompanying prospectus supplement, The Depository Trust Company, New York, New York, which we refer to as DTC, will be the depositary if we use a depositary.
Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.
So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.
Unless stated otherwise in an accompanying prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.
As long as the debt securities of a series are represented by the global securities, we will pay principal of and interest and premium of, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, an accompanying prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. No fewer than 15 calendar days prior to the regular record date for a payment, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account. DTC will notify the trustee or paying agent on or prior to the fifth business day after the regular record date for any payment of interest, and the tenth business day prior to the payment date for any payment of principal, with the amount of such payment to be received in such foreign currency and the applicable wire transfer instructions. The trustee or paying agent shall use such instructions to pay the participant directly. If DTC does not notify the trustee or paying agent, it is understood that only U.S. dollar payments are to be made in respect of the payment.
We have been advised by DTC as follows:
•
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global security if:
•
the depositary notifies us that it is unwilling or unable to continue as depositary for such global securities or the depositary ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and we are unable to locate a qualified successor depositary;

•
an event of default has occurred and is continuing with respect to the applicable series of securities; or

•
we decide in our sole discretion that we do not want to have the debt securities of that series represented by global certificates.

If any of the events described in the preceding paragraph occurs, we will issue definitive securities in certificated form in an amount equal to a holder’s beneficial interest in the securities. Definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.
In the event that definitive securities are issued:
•
holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan or, at our option, by check mailed to the address of the person entitled to the payment at his or her address in the security register;

•
holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of The Bank of New York Mellon. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

•
any moneys we pay to our paying agents for the payment of principal and interest on the debt securities that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Provisions Applicable Solely to Senior Securities
Restrictions as to Liens
The senior indenture includes a covenant providing that we will not at any time directly or indirectly create, or allow to exist or be created, any mortgage, pledge, encumbrance or lien of any kind upon:
•
any shares of capital stock owned by us of American Express Travel Related Services Company, Inc. and any one or more of our subsidiaries that succeeds to all or substantially all of the business or ownership of the property of such company, so long as it continues to be our subsidiary, which we refer to as the “principal subsidiary”; or

•
any shares of capital stock owned by us of a subsidiary that owns, directly or indirectly, capital stock of the principal subsidiary.

However, liens of this nature are permitted if we provide that the senior debt securities will be secured by the lien equally and ratably with any and all other obligations also secured, for as long as any other obligations of that type are so secured. Also, we may incur or allow to exist upon the stock of the principal subsidiary liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith, or liens of judgments that are on appeal or are discharged within 60 days.
This covenant will cease to be binding on us with respect to any series of the senior debt securities to which this covenant applies following discharge of those senior debt securities.
Provisions Applicable Solely to Subordinated Securities
General
We may issue subordinated debt securities in one or more series under the subordinated debt indenture. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities. The subordinated debt securities will rank on an equal basis with certain of our other subordinated debt that may be outstanding from time to time and will rank junior to all of our senior indebtedness including any senior debt securities, that may be outstanding from time to time.
If subordinated debt securities are issued under the subordinated indenture, the aggregate principal amount of senior indebtedness outstanding as of a recent date will be set forth in an accompanying prospectus supplement. Neither the senior nor the subordinated indenture restricts the amount of senior indebtedness that we may incur.
Subordination
The payment of the principal of, and premium, if any, and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness. The term senior indebtedness is defined in the subordinated indenture as indebtedness we incur for money borrowed, all deferrals, renewals or extensions of any of that indebtedness and all evidences of indebtedness issued in exchange for any of that indebtedness. Senior indebtedness also includes our guarantees of the foregoing items of indebtedness for money borrowed by persons other than us, unless, in any such case, that indebtedness or guarantee provides by its terms that it will not constitute senior indebtedness.
The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment or other distribution may be made with respect to the subordinated indebtedness in the following circumstances:
•
any acceleration of the principal amount due on the subordinated debt securities;

•
our dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings;

•
a default in the payment of principal, premium, if any, sinking fund or interest with respect to any of our senior indebtedness; or

•
an event of default, other than a default in the payment of principal, premium, if any, sinking funds or interest, with respect to any senior indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders of senior indebtedness to accelerate its maturity, and such event of default has not been cured or waived.

A merger, consolidation or conveyance of all or substantially all of our assets on the terms and conditions provided in the subordinated indenture will not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of these subordination provisions.
If the holders of subordinated securities receive any payment or distribution of our assets not permitted by the subordination provisions, the holders of subordinated debt securities will have to repay that amount to the holders of the senior debt securities or to the trustee.
Subrogation
After the payment in full of all senior indebtedness, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets or securities applicable to the senior indebtedness until the subordinated debt securities are paid in full. Under these subrogation provisions, no payments or distributions to the holders of senior indebtedness which otherwise would have been payable or distributable to holders of the subordinated debt securities will be deemed to be a payment by us to or on the account of the senior indebtedness. These provisions of the subordinated indenture are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities and the holders of the senior debt securities. Nothing contained in the subordinated indenture is intended to impair our absolute obligation to pay the principal of and premium and interest on the subordinated debt securities in accordance with their terms or to affect the relative rights of the holders of the subordinated debt securities and our creditors other than the holders of the senior indebtedness. These subrogation provisions of the subordinated indenture will not prevent the holder of any subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default of that security, subject to the rights of subordination described above.

DESCRIPTION OF PREFERRED SHARES
General
The following briefly summarizes certain of the material terms of our preferred shares. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement together with the certificate of designation relating to that series and our amended and restated certificate of incorporation for a more detailed description of a particular series of preferred shares and other provisions that may be important to you.
Under our amended and restated certificate of incorporation, we are authorized to issue 20,000,000 preferred shares, par value $1.66 2∕3 per share. At December 31, 2020, we had outstanding 750 shares of 5.200% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series B (the “Series B Preferred Stock”), and 850 shares of 4.900% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series C (the “Series C Preferred Stock”). Our Board of Directors is authorized to issue our preferred shares from time to time in one or more series with such designations, voting powers, dividend rates, rights of redemption, conversion rights or other special rights, preferences and limitations as may be stated in resolutions adopted by our Board of Directors.
The preferred shares will have the dividend, liquidation and voting rights set forth below unless otherwise provided in the prospectus supplement relating to a particular series of preferred shares. You should read the prospectus supplement relating to the particular series of the preferred shares being offered for specific terms, including:
•
the title and number of shares offered and liquidation preference per share;

•
the price per share;

•
the dividend rate, the dates on which dividends will be payable, the conditions under which dividends will be payable or the method of determining that rate, dates and conditions;

•
whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•
whether dividends are participating or non-participating;

•
any redemption, sinking fund or analogous provisions;

•
any conversion or exchange provisions;

•
whether we have elected to offer depositary shares with respect to the preferred shares, as described below under “Depositary Shares”;

•
whether the preferred shares will have voting rights, in addition to the voting rights described below, and, if so, the terms of those voting rights; and

•
any additional dividend, liquidation, redemption, sinking fund or other rights, preferences, privileges, limitations and restrictions.

When issued, the preferred shares will be fully paid and nonassessable.
Dividend Rights
All preferred shares will be of equal rank with each other regardless of series. If the stated dividends or the amounts payable on liquidation are not paid in full, the preferred shares of all series will share ratably in the payment of dividends and in any distribution of assets. All preferred shares will have dividend rights prior to the dividend rights of the common shares.
Rights Upon Liquidation
Unless otherwise specified in an accompanying prospectus supplement, in the event of a liquidation, each series of the preferred shares will rank on an equal basis with all other outstanding preferred shares and prior to the common stock as to dividends and distributions.

Voting Rights
Except as described below, the holders of preferred shares have no voting rights, other than as may be required by law. Whenever dividends payable on the preferred shares of any series will be in arrears in an aggregate amount at least equal to six full quarterly dividends on that series, the holders of the outstanding preferred shares of all series will have the special right, voting separately as a single class, to elect two directors at the next succeeding annual meeting of shareholders. Subject to the terms of any outstanding series of preferred shares, the holders of common stock and the holders of one or more series of preferred shares then entitled to vote will have the right, voting as a single class, to elect the remaining authorized number of directors.
At each meeting of shareholders at which the holders of the preferred shares will have this special right, the presence in person or by proxy of the holders of record of one-third of the total number of the preferred shares of all series then issued and outstanding will constitute a quorum of that class. Each director elected by the holders of the preferred shares of all series will hold office until the annual meeting of shareholders next succeeding that election and until that director’s successor, if any, is elected by those holders and qualified or until the death, resignation or removal of that director in the manner provided in our by-laws. A director elected by the holders of the preferred shares of all series may only be removed without cause by those holders. In case any vacancy will occur among the directors elected by the holders of the preferred shares of all series, that vacancy may be filled for the unexpired portion of the term by vote of the remaining directors elected by such shareholders, or that director’s successor in office. If such vacancy occurs more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, the vacancy may be filled by the vote of those shareholders taken at a special meeting of those shareholders called for that purpose. Whenever all arrears of dividends on the preferred shares of all series will have been paid and dividends for the current quarterly period will have been paid or declared and provided for, the right of the holders of the preferred shares of all series to elect two directors will terminate at the next succeeding annual meeting of shareholders.
The consent of the holders of at least two-thirds of the outstanding preferred shares voting separately as a single class will be required for:
•
the authorization of any class of shares ranking prior to the preferred shares as to dividends or upon liquidation, dissolution or winding up;

•
an increase in the authorized amount of any class of shares ranking prior to the preferred shares; or

•
the authorization of any amendment to our restated certificate of incorporation or by-laws that would adversely affect the relative rights, preferences or limitations of the preferred shares. If any such amendment will adversely affect the relative rights, preferences or limitations of one or more, but not all, of the series of preferred shares then outstanding, the consent of the holders of at least two-thirds of the outstanding preferred shares of the several series so affected will be required in lieu of the consent of the holders of at least two-thirds of the outstanding preferred shares of all series.

In any case in which the holders of the preferred shares will be entitled to vote separately as a single class, each holder of preferred shares of any series will be entitled to one vote for each such share held.

DESCRIPTION OF DEPOSITARY SHARES
The following briefly summarizes certain of the material terms of our depositary receipts. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement together with the deposit agreement and depositary receipts relating to each series of preferred shares filed with the SEC in connection with the offering of that series of depositary receipts. The description of any depositary receipts we offer in the applicable prospectus supplement will be qualified in its entirety by reference to the applicable deposit agreement and depository receipt (which will be filed with the SEC if we offer depositary receipts).
We may elect to offer fractional interests in preferred shares rather than preferred shares, with those rights and subject to the terms and conditions that we may specify in the related prospectus supplement. If we do, we will select a depositary that will issue to the public receipts for depositary shares, each of which will represent fractional interests of a particular series of preferred shares. These depositary receipts will be distributed in accordance with the terms of the offering described in the related prospectus supplement.
The depositary will be a bank or trust company that has its principal office in the United States. We will deposit the preferred shares underlying the depositary shares with the depositary under the terms of a separate deposit agreement. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary.

DESCRIPTION OF COMMON SHARES
The following briefly summarizes certain of the material terms of our common shares. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of common shares and other provisions that may be important to you. We may periodically issue other securities that can be exercised, converted or exchanged into common shares. The following description of the common shares does not purport to be complete and is subject to, and qualified in its entirety by reference to the applicable provisions of the New York Business Corporation Law, our amended and restated certificate of incorporation and our by-laws.
We are authorized to issue up to 3,600,000,000 common shares, par value $0.20 each.
Dividends.   Subject to the prior rights of holders of any preferred shares, holders of common shares are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for that purpose.
Liquidation Rights.   In the event of our liquidation, dissolution or winding up, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of common shares are entitled to ratable distribution of the remaining assets available for distribution to shareholders.
Voting Rights.   Each common share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of the common shares do not have cumulative voting rights.
No Redemption Provisions.   The common shares are not subject to redemption by operation of a sinking fund or otherwise.
No Preemptive Rights.   Holders of common shares are not entitled to preemptive rights.
No Assessment.   The issued and outstanding common shares are fully paid and non-assessable.
Transfer Agent and Registrar.   The transfer agent and registrar for the common shares is Computershare.
Certain provisions of our amended and restated certificate of incorporation and our by-laws as well as the New York Business Corporations Law may have the effect of encouraging persons considering unsolicited tender offers or unilateral takeover proposals for us to negotiate with the Board of Directors and could thereby have an effect of delaying, deferring or preventing a change in control. These provisions include:
Authorized But Unissued Shares.   Our authorized but unissued common shares could be issued without stockholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction. In this regard, our amended and restated certificate of incorporation grants the Board of Directors broad corporate power to establish the rights and preferences of preferred stock, one or more classes or series of which could be issued which would entitle holders to exercise rights which could have the effect of impeding a takeover, including rights to convert or exchange the stock into common shares or other securities or to demand redemption of the stock at a specified price under prescribed circumstances related to a change of control.
Advance Notice By-law.   Under our by-laws, written notice of any proposal to be presented by any shareholder or any person to be nominated by any shareholder for election as a director must be received by our corporate secretary at our principal executive offices not less than 90 nor more than 120 days prior to the anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is not within 25 days before or after such anniversary date, such notice must be received not later than 10 days following the day on which the date of the meeting is first disclosed to the shareholders or publicly, whichever occurs first.
Anti-Takeover Provisions under New York Law.   We are subject to Section 912 of the New York Business Corporation Law. With specified exemptions, this statute prohibits a New York corporation listed on a national securities exchange from engaging in a business combination (as defined in Section 912(a)(5)) with an interested stockholder (generally, a person that, together with its affiliates and associates, owns 20 percent or more of the corporation’s voting stock) for a period of five years after the date of the transaction in which the person became an interested stockholder.

DESCRIPTION OF SECURITIES WARRANTS
The following briefly summarizes certain of the material terms of our securities warrants. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of securities warrants and other provisions that may be important to you. The description of any securities warrants we offer in the applicable prospectus supplement will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate (which will be filed with the SEC if we offer securities warrants).
We may issue warrants for the purchase of:
•
debt securities;

•
preferred shares;

•
depositary shares;

•
common shares; or

•
equity securities issued by one of our affiliated or unaffiliated corporations or other entities.

Each securities warrant will entitle the holder to purchase for cash the amount of securities at the exercise price stated or determinable in the prospectus supplement for the securities warrants. We may issue these securities warrants independently or together with any other securities offered by any prospectus supplement. The securities warrants may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the securities warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such securities warrants.
The prospectus supplement relating to any securities warrants that we may offer will contain the specific terms of the securities warrants. These terms will include some or all of the following:
•
the title and aggregate number of the securities warrants;

•
the price or prices at which the securities warrants will be issued;

•
the currency or currencies or currency unit or units in which the price of the securities warrants may be payable;

•
the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the securities warrants;

•
the designation and terms of the other securities, if any, with which the securities warrants are to be issued and the number of the securities warrants issued with each other security;

•
the currency or currencies or currency unit or units in which the principal of or any premium or interest on the securities purchasable upon exercise of the securities warrant will be payable;

•
if applicable, the date on and after which the securities warrants and the related securities will be separately transferable;

•
the price at which and currency or currencies or currency unit or units in which the securities purchasable upon exercise of the securities warrants may be purchased;

•
the date on which the right to exercise the securities warrants will commence and the date on which that right will expire;

•
the minimum or maximum amount of the securities warrants which may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
a discussion of any material U.S. federal income tax considerations applicable to the exercise of the securities warrants; and

•
any other terms of the securities warrants, including terms, procedures and limitations relating to the exchange and exercise of the securities warrants.

DESCRIPTION OF OTHER WARRANTS
The following briefly summarizes certain of the material terms of certain potential other warrants. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of warrants and other provisions that may be important to you. The description of any other warrants we offer in the applicable prospectus supplement will be qualified in its entirety by reference to the applicable warrants agreement and warrant certificate (which will be filed with the SEC if we offer other warrants).
We may issue other warrants to buy or sell:
•
debt securities of or guaranteed by the United States;

•
units of a stock index or stock basket;

•
a commodity; or

•
a unit of a commodity index or another item or unit of an index.

We refer to the property in the above clauses as the warrant property. Other warrants will be settled either through physical delivery of the warrant property or through payment of a cash settlement value as set forth in an accompanying prospectus supplement. Other warrants will be issued under a warrant agreement to be entered into between us and a warrant agent. The other warrant agent will act solely as our agent under the applicable other warrant agreement and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owner of such other warrants.
The prospectus supplement relating to any other warrants that we may offer will contain the specific terms of the other warrants. These terms will include some or all of the following:
•
the title and aggregate number of the other warrants;

•
the offering price of the other warrants;

•
the material risk factors of the other warrants;

•
the warrant property of the other warrants;

•
the procedures and conditions relating to the exercise of the other warrants;

•
the date on which the right to exercise the other warrants will commence and the date on which that right will expire;

•
the identity of the other warrant agent for the other warrants;

•
whether the certificates evidencing the other warrants will be issuable in definitive registered form or global form or both;

•
a discussion of any material U.S. federal income tax considerations applicable to the exercise of the other warrants; and

•
any other terms of the other warrants, including any terms that may be required or advisable under applicable law.

The other warrants may entail significant risks, including, without limitation, the possibility of significant fluctuations in the market for the applicable warranty property, potential illiquidity in the secondary market and the risk that they will expire worthless. These risks will vary depending on the particular terms of the other warrants and will be more fully described in an accompanying prospectus supplement.

DESCRIPTION OF UNITS
The following briefly summarizes certain of the material terms of our units. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of units and other provisions that may be important to you. The description of any units we offer in the applicable prospectus supplement will be qualified in its entirety by reference to the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units (which will be filed with the SEC if we offer units).
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The prospectus supplement relating to any units that we may offer will contain the specific terms of the units. These terms will include some or all of the following:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

DESCRIPTION OF GUARANTEES
The following briefly summarizes certain of the material terms of our guarantees. Other terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of the guarantees offered and other provisions that may be important to you. The description of any guarantees we offer in the applicable prospectus supplement will be qualified in its entirety by reference to the applicable guarantee (which will be filed with the SEC if we offer guarantees).
We may offer guarantees, including for debt securities of subsidiaries, for consideration that may include cash, consents or exchanges of existing securities. Except as otherwise described in any prospectus supplement, each guarantee will be a full and unconditional guarantee of the prompt payment, when due, of any amount owed to the holders of the debt securities of our subsidiaries, and any other amounts due pursuant to any indenture, fiscal agency agreement or other contract governing such debt securities. We will describe the particular terms of any guarantee we offer in the applicable prospectus supplement, which may add, update or change the information on guarantees set forth herein.

ERISA CONSIDERATIONS
A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended, to which we refer as ERISA, should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.
Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended, to which we refer as the Code, prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under non-U.S. federal, state or local law (“similar law”). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.
We, directly or through our affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of plans. A purchase of offered securities by any such plan would be likely to result in a prohibited transaction between us and the plan.
Accordingly, unless otherwise provided in the related prospectus supplement, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following statutory exemptions, Prohibited Transaction Class Exemptions, to which we refer as PTCE, issued by the United States Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:
•
PTCE 96-23 for transactions determined by in-house asset managers;

•
PTCE 95-60 for transactions involving insurance company general accounts;

•
PTCE 91-38 for transactions involving bank collective investment funds;

•
PTCE 90-1 for transactions involving insurance company separate accounts; or

•
PTCE 84-14 for transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more than “adequate consideration” in connection with the transaction (the “service provider exemption”).
Unless otherwise provided in an accompanying prospectus supplement, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to us on each day including the dates of its purchase of the offered securities through and including the date of disposition of such offered securities that either:
(a)   it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing securities or interest therein on behalf of, or with “plan assets” of, any such plan;
(b)   its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempt from the prohibited transaction provisions of ERISA and the Code by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the service provider exemption, or another applicable exemption; or

(c)   it is a governmental plan (as defined in Section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited under any similar law.
Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its legal counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the exemptions listed above.
Please consult the accompanying prospectus supplement for further information with respect to a particular offering of securities.

PLAN OF DISTRIBUTION
We may sell the securities from time to time in one or more of the following ways:
•
to or through underwriters or dealers;

•
directly to one or more purchasers;

•
through agents; or

•
through a combination of any such methods of sale.

We may offer the securities at prices and on terms to be determined at or prior to the time of sale, including, in the case of guarantees, for consideration that may include consents or exchanges of existing securities. The accompanying prospectus supplement with respect to the offered securities will set forth the terms of the offering, including, if applicable:
•
the name or names of any underwriters or agents;

•
the purchase price of the offered securities and the proceeds to us from their sale;

•
any underwriting discounts or sales agents’ commissions and other items constituting underwriters’ or agents’ compensation;

•
any initial public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which those securities may be listed.

Only underwriters or agents named in an accompanying prospectus supplement are deemed to be underwriters or agents in connection with the securities offered thereby.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and unless otherwise specified in an accompanying prospectus supplement, the underwriters will be obligated to purchase all the securities offered by such accompanying prospectus supplement if any of such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may also sell securities directly or through agents we designate from time to time. Any agent involved in the offering and sale of the offered securities will be named in an accompanying prospectus supplement, and any commissions payable by us to that agent will be set forth in an accompanying prospectus supplement. Unless otherwise indicated in such accompanying prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in an accompanying prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities, which offers provide for payment and delivery on a future date specified in such accompanying prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities that may be sold pursuant to these arrangements.
Institutional investors to which offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any purchasers pursuant to delayed delivery and payment arrangements will only be subject to the condition that the purchase by an institution of the particular securities will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.
Underwriters will not have any responsibility in respect of the validity of these arrangements or the performance of us or institutional investors thereunder.

In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect. Underwriters and agents or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of business.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and for the underwritiers by counsel to the underwriters that will be named in the applicable prospectus supplement. In addition, the validity of the securities offered by this prospectus may also be passed upon for us by David S. Carroll, Esq., Senior Counsel of American Express Company, or by another American Express Company attorney.
EXPERTS
The financial statements and management’s assessment of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$
$      % Notes due           , 20
$     Floating Rate Notes due           , 20
American Express Company
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
BarclaysCitigroupDeutsche Bank Securities Morgan Stanley
           , 2022